                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                   Hyseq, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                  HYSEQ, INC.
                               670 ALMANOR AVENUE
                              SUNNYVALE, CA 94086
                                  408-524-8100

April 10, 2000

Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Hyseq, Inc., which will be held at 9:00 a.m. Pacific Daylight Time on Tuesday, May 23, 2000, at the Hilton Inn Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California. You will be asked to consider and vote on the following proposals:

         (1)   to elect two Class I directors;

         (2) to approve an amendment to our Amended Articles of Incorporation, as amended, that increases the number of authorized shares of common stock from 50,000,000 to 100,000,000;

         (3) to approve an amendment to the Hyseq, Inc. Non-Employee Director Stock Option Plan that (i) changes the method for determining the number of shares of our common stock covered by options that are granted under the Plan; and (ii) lengthens the vesting date for a new director's initial and first annual grants of options;

         (4) to approve an amendment to the Hyseq, Inc. Employee Stock Purchase Plan that increases the maximum number of shares of common stock available for purchase under the Plan from 50,000 to 250,000; and

         (5)   to transact any other business appropriate to the meeting.

Each proposal is described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are enclosing a proxy card and a postage-paid return envelope for you to cast your votes. WE RECOMMEND THAT YOU VOTE FOR EACH OF THESE PROPOSALS.

         We realize that not all of you will be able to attend the meeting and vote in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY CARD NOW SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the meeting, you can revoke your proxy at the meeting and vote your shares in person.

         Remember, your vote is important no matter how many or how few shares you own.

                                           Sincerely,
                                           GEORGE B. RATHMANN
                                           Chairman of the Board

                                           LEWIS S. GRUBER
                                           President and Chief Executive Officer

                                  HYSEQ, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2000


         The Annual Meeting of Stockholders of Hyseq, Inc. will be held on Tuesday, May 23, 2000, at 9:00 a.m. Pacific Daylight Time, at the Hilton Inn Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California. We will ask you to consider and vote on the following proposals:


         (1)   to elect two Class I directors;

         (2) to approve an amendment to our Amended and Restated Articles of Incorporation, as amended, that increases the number of authorized shares of common stock from 50,000,000 to 100,000,000;

         (3) to approve an amendment to the Hyseq, Inc. Non-Employee Director Stock Option Plan that (i) changes the method for determining the number of shares of our common stock covered by options that are granted under the Plan; and (ii) lengthens the vesting date for a new director's initial and first annual grants of options;

         (4) to approve an amendment to our Employee Stock Purchase Plan that increases the maximum number of shares of common stock available for purchase under the Plan from 50,000 to 250,000; and

         (5)   to transact any other business appropriate to the meeting.

         If you were a stockholder of record at the close of business on March 31, 2000, you are entitled to receive notice of, and to vote at, the annual meeting. You may inspect a complete list of stockholders eligible to vote at the meeting at our offices during the ten days prior to the meeting.

                                           By order of the Board of Directors:
                                           James N. Fletcher
                                           Secretary


April 10, 2000
670 Almanor Avenue
Sunnyvale, California  94086


                             YOUR VOTE IS IMPORTANT

         WE URGE YOU TO DESIGNATE YOUR CHOICE ON EACH OF THE PROPOSALS AND TO DATE, SIGN AND RETURN THE PROXY CARD. BY RETURNING THE PROXY CARD PROMPTLY, YOU WILL HELP ASSURE THAT THERE ARE ENOUGH SHARES REPRESENTED TO HAVE A VALID MEETING AND WILL HELP US AVOID THE EXPENSE OF FURTHER SOLICITATION.

                                  HYSEQ, INC.
                               670 ALMANOR AVENUE
                              SUNNYVALE, CA 94086
                                  408-524-8100
                               ------------------

                                PROXY STATEMENT

                               ------------------

                              GENERAL INFORMATION


         We have sent this Proxy Statement to you in connection with the solicitation of proxies for the annual meeting of our stockholders. The meeting will be held at 9:00 a.m. Pacific Daylight Time on Tuesday, May 23, 2000.

         Record Date: The record date for the meeting is the close of business on March 31, 2000. All holders of record on March 31, 2000, of our common stock will be entitled to vote at the meeting. On the record date, there were [13,291,641] shares of common stock outstanding.

         Mailing Date: The date of this Proxy Statement is April 10, 2000. This Proxy Statement and the proxy card will be mailed on or about April 12, 2000.

         Returning Your Proxy: Even if you do not attend the meeting you may still vote your shares at the meeting by signing and returning your proxy card. If you specify a choice on your proxy card, your shares will be voted according to your choice. If you sign and return your proxy card but do not mark any choices, then your shares will be voted:

         (1)   FOR election of the two Class I directors;

         (2) FOR approval of an amendment to our Amended and Restated Articles of Incorporation, as amended, increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000;

         (3) FOR approve an amendment to the Hyseq, Inc. Non-Employee Director Stock Option Plan that (i) changes the method for determining the number of shares of our common stock covered by options that are granted under the Plan; and (ii) lengthens the vesting date for a new director's initial and first annual grants of options; and

         (4) FOR approval of the amendment to our Employee Stock Purchase Plan increasing the number of shares of common stock available for issuance under the Plan from 50,000 to 250,000.

         Your signed proxy also gives the persons named on the proxy card, called the proxies, the authority to vote your shares in the event that other matters are properly brought before the meeting.

         Revoking Your Proxy: Even if you sign and return your proxy card, you can always revoke it. You can terminate the original proxy you sent to us by delivering a written notice of revocation or sending a subsequent signed proxy card, so long as the revocation or subsequent signed proxy is received by us before the meeting. If you sign and return your proxy card but then attend the meeting, you can revoke your proxy by voting in person at the meeting.

         Quorum: A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum. A quorum is the number of represented shares of stock needed to have a valid meeting to transact business.

         Voting: Approval of the proposed amendment to our Amended and Restated Articles of Incorporation, as amended that increases the number of authorized shares of our common stock from 50,000,000 to 100,000,000, requires a majority vote of all outstanding shares of our common stock. A majority vote of a quorum is needed to approve each of the other proposals described in this Proxy Statement. Shares of our common stock represented by valid proxies, i.e., executed proxies that are received in time for the meeting and are not later revoked, will be voted at the meeting.

         We will tabulate the vote as follows:

         (1)   abstentions are treated as votes against a proposal;

         (2)   executed proxies are voted as indicated;

         (2) executed proxies with no preferences are treated as votes for a proposal; and

         (4) broker non-votes are treated as votes against the proposal to increase the number of authorized shares of common stock, but have no effect on the vote on the other proposals. A broker non-vote occurs when a broker lacks the authority to vote on some proposals, and so does not vote on those proposals.

         Cost of Solicitation: We bear the entire cost of holding the meeting, including the solicitation of proxies. We ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals to obtain authority to execute proxies. We will reimburse them for their expenses. In addition to the solicitation of proxies by mail, our directors, officers or employees may solicit proxies in person or by telephone.

         Annual Reports: We are mailing our Annual Report to Stockholders for the fiscal year 1999 along with this Proxy Statement. Our Annual Report to Stockholders includes our financial statements for the year ended December 31, 1999. If you would like a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1999, that we filed with the Securities and Exchange Commission, we will send you one without charge. Please send your request to:

         Secretary
         Hyseq, Inc.
         670 Almanor Avenue
         Sunnyvale, California 94086

                            PRINCIPAL STOCKHOLDERS:
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2000, (except as otherwise indicated in the footnotes below) by: (1) each of our directors; (2) each of our named executive officers; (3) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group:

                                                                       SHARES BENEFICIALLY
                                                                             OWNED (1)
                                                                   -----------------------------
                                                                     NUMBER OF  PERCENTAGE %
                      NAME AND ADDRESS (2)                            SHARES        (3)
----------------------------------------------------------------     ---------  ------------

George B. Rathmann (4) .........................................     (610,230)     (4.5)
Robert D. Weist (5) ............................................      232,595      (1.8)
Lewis S. Gruber (6) ............................................      876,356      (6.5)
Radoje T. Drmanac (7) ..........................................      973,650      (7.2)
Raymond F. Baddour (8) .........................................       41,820         *
Greta E. Marshall (9) ..........................................       46,160         *
Thomas N. McCarter III (10) ....................................       49,500         *
Ernst Schweizer (11) ...........................................       17,280         *
Mark E. Gitter (12) ............................................        8,456         *
James N. Fletcher (13) .........................................       30,499         *
Snezana Drmanac (7) ............................................      973,650      (7.2)
David M. Rosen (15) ............................................       12,500         *
John E. Ford (16) ..............................................        2,566         *
Institute of Molecular Genetics and Genetic Engineering (17) ...      708,480      (5.4)
   Vojode Stepe 283
   P.O. Box 794
   11001 Belgrade Yugoslavia
PE Corporation (18) ............................................      766,921      (5.8)
   761 Main Ave
   Norwalk, CT 06859
Dimensional Fund Advisors Inc. (19) ............................    1,061,200      (8.0)
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
Scudder Kemper Investments Inc. (20) ...........................      695,600      (5.3)
   345 Park Avenue
   New York, NY 10154
All of our directors and executive officers, as a group
 (13 persons) (21) .............................................   (2,901,612)     (20.3)

--------------

     *    Represents beneficial ownership of less than 1% of the common stock.

     (1) Beneficial ownership is a technical term determined in accordance with the rules of the Securities Exchange Commission. Beneficial ownership generally means whether a stockholder can vote or sell the stock either directly or indirectly. Shares of common stock issuable pursuant to stock options currently exercisable, or exercisable within 60 days after March 31, 2000, are deemed outstanding for purposes of computing the percentage owned by the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

     (2) Unless otherwise indicated, the persons named in the table above have the sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is: c/o Hyseq, Inc., 670 Almanor Avenue, Sunnyvale, California 94086.

     (3) Applicable percentage ownership is based on ______ shares of common stock outstanding as of March 31, 2000.

     (4)  Includes [336,333] shares issuable upon exercise of options.

     (5) Includes 25,920 shares issuable upon exercise of options. Also includes 206,675 shares held by the Weist Family Trust of which Mr. Weist is trustee.

     (6) Mr. Gruber holds shares individually, jointly with his wife and through a corporation and a partnership that they control. Includes 303,309 shares issuable upon exercise of options and 1,200 shares issuable upon the exercise of warrants.

     (7) Includes 95,004 shares issuable upon exercise of options held individually by Dr. Snezana Drmanac. Also includes 168,966 shares issuable upon exercise of options, 1,200 shares issuable upon the exercise of warrants and 508,480 shares held individually by Dr. Radoje Drmanac. Dr. Snezana Drmanac and Dr. Radoje Drmanac each disclaim beneficial ownership of any shares owned by, or issuable upon the exercise of options or warrants held by the other. Also includes 200,000 shares held by each of the Drmanac Family Trust A and the Drmanac Family Trust B of which both Drs. Drmanac are trustees.

     (8)  All shares are issuable upon exercise of options.

     (9)  Includes 32,820 shares issuable upon exercise of options.

     (10) Includes 30,300 shares issuable upon exercise of options.

     (11) All shares are issuable upon exercise of options.

     (12) Includes 2,500 shares issuable upon exercise of options.

     (13) Includes 7,339 shares issuable upon exercise of options and 1,200 shares issuable upon the exercise of warrants.

     (15) All shares are issuable upon exercise of options.

     (16) Includes 1,973 shares issuable upon exercise of options.

     (17) Information based solely on a Schedule 13G filed with the Securities Exchange Commission on February 17, 1998, representing stockholdings as of December 31, 1997. The 708,480 shares issued to the Institute of Molecular Genetics and Genetic Engineering are being held by the First National Bank of Chicago and cannot be voted or disposed of until certain restrictions imposed by the United States Department of the Treasury are satisfied.

     (18) Information based solely on a Schedule 13D filed with the Commission on August 22, 1997.

     (19) Information based solely on a Schedule 13G filed with the Commission on February 3, 2000, representing holdings as of December 31, 1999, which schedule states that Dimensional Fund Advisors Inc., ("Dimensional") in its role as investment adviser or manager to certain investment companies, trusts and accounts (the "Funds"). In its role as investment adviser or manager, Dimensional possesses voting or investment power over all securities as described in this schedule which are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

     (20) Information based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2000, representing holdings as of December 31, 1999.

     (21) Includes [1,079,664] shares issuable upon exercise of options or warrants.

                                   MANAGEMENT
DIRECTORS

         Our Amended and Restated Articles of Incorporation, as amended, and By-Laws, as amended, provide for our business to be under the direction of our Board of Directors. Our Board is divided into three classes, with the members of each class serving a staggered three-year term. Currently, our Board comprises:

            o three Class I directors: Mr. Weist and Mr. Gruber (and one vacancy);

            o three Class II directors: Dr. Baddour, Ms. Marshall and Dr. Schweizer; and

            o three Class III directors: Dr. Rathmann, Dr. Drmanac and Mr. McCarter.

         At each annual meeting of stockholders, the appropriate number of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Because the term of the Class I directors expires in 2000, the Class I directors will be elected at the Meeting for a three year term expiring in 2003. The terms of the Class II directors and the Class III directors expire in calendar years 2001 and 2002, respectively. With the recent appointment of Dr. Rathmann as Chairman of the Board, we have decided to defer appointment of a Class I director to fill the vacancy in order that Dr. Rathmann may have time to discuss nominee considerations with our Board. Your proxy cannot be voted for a greater number of persons than the number of nominees named. Our Board met seven times in 1999. No director attended less than 75% of the Board's meetings.

         The following table sets forth the names, ages and positions of our directors as of March 31, 2000:

                        NAME                      AGE              POSITION
                        ----                      ---              --------
      George B. Rathmann, Ph.D..............       72      Chairman of the Board and Director
      Robert D. Weist (1)(2)................       60      Vice Chairman of the Board and Director
      Lewis S. Gruber.......................       49      President, Chief Executive Officer and Director
      Radoje T. Drmanac, Ph.D...............       42      Chief Scientific Officer and Director
      Raymond F. Baddour, Ph.D. (1)(3)......       75      Director
      Greta E. Marshall (2)(3)..............       62      Director
      Thomas N. McCarter III (3)............       70      Director
      Ernst Schweizer, Ph.D.................       65      Director


--------------

(1) Member of the Compensation Committee

(2) Member of the Nominating Committee

(3) Member of the Audit Committee


      George B. Rathmann has served as Chairman of our Board and as a director since February 1, 2000. Prior to joining us, Dr. Rathmann served as the Chairman of the Board of ICOS Corporation, a publicly held biopharmaceutical company he founded in 1990. While at ICOS, he also served as Chief Executive Officer and President from September 1991 until June 1999. In 1980, he co-founded Amgen, Inc., a publicly held biotechnology company. He was a director of Amgen until 1993 and at various times also served as its Chairman of the Board, President and Chief Executive Officer. Dr. Rathmann was previously associated with Abbott Laboratories, Inc., a healthcare products manufacturer, where from 1975 to 1977 he was Director of Research and Development and from 1977 to 1980, Divisional Vice President. Dr. Rathmann received his Ph.D. in physical chemistry from Princeton University.

         Robert D. Weist serves as a director and Vice Chairman of our Board. Mr. Weist served as Chairman of our Board from March 1994 until February 1, 2000 and served as our President and a director from May 1993 until March 1994. Mr. Weist has also been President of Weist Associates, a management consulting firm, since April 1992. Mr. Weist was a consultant to and Senior Vice President, Administration, General Counsel and Secretary of Amgen, a biotechnology company, from January 1986 through April 1992, and served as its Vice President, General Counsel and Secretary from May 1982 to January 1986. Mr. Weist also serves as a director of BioSource International Inc., a biological products supplier. Mr. Weist holds a B.S. in chemical engineering from Purdue University, a J.D. from New York University and an M.B.A. from the University of Chicago.

         Lewis S. Gruber, one of our founders, has been the Chief Executive Officer, President and a director since joining us in June 1994. From January 1989 until June 1994, Mr. Gruber was a partner with the law firm of Marshall, O'Toole, Gerstein, Murray & Borun, which has represented us as one of our patent counsel since May 1992. Mr. Gruber holds a B.S. in sociology, an M.S. in cell biology and genetics from the University of Arizona, and a J.D. from Arizona State University.

         Radoje T. Drmanac, Ph.D. joined us in August 1994 and serves as Chief Scientific Officer and a director. Dr. Drmanac co-invented sequencing by hybridization ("SBH") technology while at the Institute of Molecular Genetics and Genetics Engineering in Belgrade, Yugoslavia, where he conducted research from May 1986 until February 1991. Dr. Drmanac served as a Molecular Biologist and Group Leader at The Argonne National Laboratory from February 1991 until August 1994. Dr. Drmanac was a member of the Editorial Board of the International Journal of Genome Research from 1992 to 1994, and has been a member of the Human Genome Organization since 1992. Dr. Drmanac received his Ph.D. from Belgrade University and conducted post-doctoral studies at the Imperial Cancer Research Fund in London.

         Raymond F. Baddour, Ph.D. has served as a director since December 1993. Since July 1989, Dr. Baddour has served as the Lammot du Pont Professor of Chemical Engineering, Emeritus, at the Massachusetts Institute of Technology where he formerly served as the Lammot du Pont Professor of Chemical Engineering from 1973 to 1989. Dr. Baddour also serves as a director of Ascent Pediatrics, Inc., a pharmaceutical company, Scully Signal Co., an equipment manufacturing company, and MatTek Corporation, a bio-materials company. He was a director of Amgen from 1980 to 1997. Dr. Baddour holds a B.S. in chemical engineering from Notre Dame University and an M.S. and Sc.D. from the Massachusetts Institute of Technology.

         Greta E. Marshall has served as a director since July 1994. Ms. Marshall is a principal of The Marshall Plan, an investment management company, which she founded in 1989. From 1985 until 1989, Ms. Marshall was Investment Manager of the California Public Employee's Retirement System, a public pension organization. Ms. Marshall is also a director of EG&G Inc., a technology and scientific instrument company. Ms. Marshall holds a B.A. in English and an M.B.A. from the University of Louisville.

         Thomas N. McCarter III has served as a director since October 1996. Mr. McCarter currently serves as Chairman of the Ramapo Land Company, a real estate company, and is a general partner of Miles Timber Properties, a land company, positions he has held for more than five years. Mr. McCarter is a director and was a former Chairman of Stillrock Management, Inc., an investment company, is a director of Parock Group, a diversified investment company, and is a director of other closely-held companies. Mr. McCarter attended Princeton University from 1948 to 1951 and has been a Certified Investment Counselor since 1972.

         Ernst Schweizer, Ph.D. has served as a director since March 1999. Dr. Schweizer is currently the President of Medarex Europe and Managing Director of Medarex, Inc. Prior to joining Medarex, a biopharmaceutical company focused on the development of antibodies, in January 1999, Dr. Schweizer served as the Deputy Head of Business Development & Licensing at Novartis, a pharmaceutical company, and was the Chief Scientific and Technical Officer in Business Development & Licensing at CIBA-Geigy, before its consolidation into Novartis, during a 37 1/2 year tenure with that company. Dr. Schweizer received his Ph.D. from the University of Stuttgart and holds numerous patents.

BOARD COMMITTEES

         Compensation Committee

         In April 1994, our Board established a Compensation Committee. The Compensation Committee reviews, and makes recommendations to our Board, on our compensation policies, practices and procedures designed to contribute to our success. The Compensation Committee administers the 1995 Employee Stock Option Plan (the "1995 Plan"), the Non-Employee Director Stock Option Plan and the Scientific Advisory Board/Consultants Stock Option Plan. No member of the Compensation Committee was at any time during the past three fiscal years an officer or employee of ours or any of our subsidiaries. Mr. Weist, however, served until February 2000 without compensation as the Chairman of our Board. He did , however, receive fees as a director. As of February, 2000, Mr. Weist will serve as Vice Chairman of our Board, and as a director. He will continue to serve as Vice Chairman without compensation. Dr. Baddour, as the Chairperson, and Mr. Weist presently serve on the Compensation Committee, which met three times during 1999.

         Audit Committee

         In March 1997, our Board established an Audit Committee. The Audit Committee reviews our annual audit and meets with our independent auditors to review our internal controls and financial management practices. Mr. McCarter, as the Chairperson, and Dr. Baddour and Ms. Marshall presently serve on the Audit Committee, which met five times during 1999.

         Nominating Committee

         In October 1996, we established a Nominating Committee. The Nominating Committee considers and recommends individuals for Board membership and senior management positions. The Nominating Committee will consider stockholders' nominations for directors only if notice is received at our principal office in Sunnyvale, California, at least 60 days, but not more than 90 days, prior to the first anniversary of the preceding year's annual meeting of the stockholders. Ms. Marshall, as the Chairperson, and Mr. Weist presently serve on the Nominating Committee, which met two times during 1999.


DIRECTOR COMPENSATION

         During 1999, we paid all non-employee directors a fee of $2,500 for each Board meeting attended in person or by telephone, subject to an overall cap of $10,000 per year. Each non-employee director earned $10,000 in 1999. During 1999, all non-employee directors also received fees of $1,000 for each Committee meeting attended in person. Committee fees were not subject to the $10,000 cap.

         On March 20, 2000, our Board increased the fee paid to our directors who are not our employees to $6,250 per meeting attended in person or by telephone, subject to a new overall cap of $25,000 per year. All non-employee directors will continue to receive fees of $1,000 for each Committee meeting attended in person and those fees will not be subject to the new $25,000 cap. The Board also approved a new $6,000 fee per annum fee that will be paid to Committee chairpersons who are not also our employees. All of the new fees will become effective beginning with the next meeting of our Board, which is presently scheduled to follow our Annual Meeting on May 23, 2000.

         Our employees who are also directors do not receive any director or committee fees. All directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

         In October 1996, our stockholders approved the Non-Employee Director Stock Option Plan. Under the Plan, each new non-employee director receives a one-time grant of options to purchase 23,040 shares of common stock, of which 11,520 shares are exercisable immediately, with the balance becoming exercisable in two equal allotments on the first and second anniversaries of joining the Board. The Plan also provides that all non-employee directors automatically receive options to purchase up to 5,760 shares each year (such that the amount received under the Plan, when added to all other options granted to a director which become exercisable in that year, totals 5,760) on the date of each annual meeting of the stockholders. In accordance with the Plan, Mr. Weist, Dr. Baddour and Ms. Marshall each received options to purchase 960 shares immediately following the annual meeting of the stockholders in 1999. A total of 138,240 shares of common stock are reserved for issuance under the Plan. Options to purchase 93,120 of the original 138,240 reserved shares have been issued as of December 31, 1999. All non-employee directors will receive options to purchase 5,760 shares immediately following this year's meeting if we do not amend this plan as proposed. See "Item 3. Approval of Amendment to Our Non-Employee Director Stock Option Plan" regarding proposed changes to the Plan that would (i) change, for all directors who are not our employees, the method for determining the number of shares issuable upon exercise of initial and annual grants of options made on or after May 23, 2000; and (ii) delay, for directors who become non-employee directors on or after May 23, 2000, the vesting dates for initial option grants and the first annual grants made to such new directors. If approved by the stockholders, the amendment would apply to all options granted on and after this year's Annual Meeting that will be held on May 23, 2000. Options granted before May 23, 2000 would not be effected.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The names of, and certain information regarding, our executive officers and key employees who are not also directors, are set forth below:

                 NAME                             AGE            POSITION
                 ----                             ---            --------

Mark E. Gitter..............................       46      Chief Financial Officer

James N. Fletcher...........................       47      Senior Vice President of Administration, General
                                                           Counsel and Secretary

Snezana Drmanac, M.D........................       37      Vice President of SBH Biochemistry

David M. Rosen, Ph.D........................       44      Vice President of Operations

John E. Ford, Ph.D..........................       37      Vice President of Functional Genomics

         Mark E. Gitter served as our Director of Finance and Controller from July 1998 until March 1999 when he was promoted to Chief Financial Officer. Prior to joining us in 1998, Mr. Gitter was at Syntex Corporation, a pharmaceutical company, for more than 13 years in various finance positions. Prior to joining Syntex, he worked at Intel Corporation and Deloitte & Touche. Mr. Gitter is a CPA and received his MBA in accounting and health care fiscal management and a B.S. in biochemistry from the University of Wisconsin.

         James N. Fletcher served as our Vice President of Administration from September 1994 until March 1998, and has served as our Secretary since April 1996 and as our General Counsel and Senior Vice President of Administration since March 1998. Mr. Fletcher was an independent consultant to us from April 1994 until September 1994. Mr. Fletcher served as General Counsel and a consultant to National Business Funding, a development-stage financial services company, from July 1993 until May 1994, as Assistant General Counsel of ComputerLand Corporation, a computer reseller, from November 1990 until December 1992 and served as a consultant from December 1992 until May 1993. Mr. Fletcher holds a B.S. in political science from Arizona State University and a J.D. from the University of Arizona.

         Snezana Drmanac, M.D. joined us in August 1994 as a Senior Scientist and became the Director of SBH Biochemistry Development in May 1997. On January 1, 1999, Dr. Drmanac was appointed Vice-President of SBH Biochemistry. Prior to joining us, Dr. Drmanac was a Junior Scientist at The Argonne National Laboratories from 1991 to 1994, leading the project of developing and implementing SBH in DNA library screening. From 1989 to 1990, Dr. Drmanac worked as a Scientific Officer in the Genome Analysis Department in the Imperial Cancer Research Fund in London. Dr. Drmanac also served as a Research Associate at the Genome Structure Unit Division in the Center of Genetic Engineering in Belgrade. Dr. Drmanac earned her M.D. at the University of Belgrade.

         David M. Rosen, Ph.D. joined us in March 1999 as Vice President of Operations. Prior to joining us, Dr. Rosen was Senior Vice President, Research and Development, in charge of clinical research and manufacturing operations, at Celtrix Pharmaceuticals from May 1998 to October 1998. During his seven years at Celtrix, and an additional nine years at Celtrix's parent company, Collagen Corporation, Dr. Rosen served as Vice President of Research and Development, Director of Research and was Project Manager for a variety of biopharmaceutical projects in cell and molecular biology, bone and osteoporosis research and growth factors. Dr. Rosen holds a Ph.D. and B.S. in biochemistry from the University of California, Riverside.

         John E. Ford, Ph.D. joined us in 1996 as a Scientist and has served as Director and Senior Director of Functional Genomics. On March 9, 2000, Dr. Ford was appointed Vice-President of Functional Genomics. Prior to joining us, Dr. Ford served as a Visiting Scientist at DNAX Research Institute of Molecular and Cellular Biology, where he helped to establish their Novel Factor Cloning effort. Dr. Ford's post-doctoral training was at Stanford University School of Medicine in the Department of Pathology. Dr. Ford holds a Ph.D. in Biochemistry from the Universite de Sherbrooke and a B.Sc. in Biology from Bishop's University, both in Quebec, Canada.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned for the three fiscal years ended December 31, 1999, by our Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                            Long Term
                                                    Annual Compensation                 Compensation Award
                                           -------------------------------------  ----------------------------
                                                                                   Securities
                                                                                   Underlying       All Other
                                            Fiscal                                   Compen-         Compen-
Name and Principal Positions                 Year    Salary ($)       Bonus ($)       sation        sation ($)
----------------------------               --------  -----------     -----------   ----------       ----------
Lewis S. Gruber                              1999      268,750         53,250         37,870        56,299(1)
President and Chief Executive Officer        1998      237,500         50,000         30,000        56,299(1)
                                             1997      200,000          - 0 -          - 0 -        49,651(1)

Radoje T. Drmanac                            1999      215,000         53,250         30,290         - 0 -
Chief Scientific Officer                     1998      186,500         63,680(2)      24,000         - 0 -
                                             1997      146,000         13,680(2)      28,215         - 0 -

Mark E. Gitter                               1999      163,015          - 0 -         30,380         - 0 -
Chief Financial Officer                      1998       45,833          - 0 -          - 0 -         7,500(3)

James N. Fletcher                            1999      157,350         13,500         17,630         - 0 -
Senior Vice President of                     1998      143,750          - 0 -         11,000         - 0 -
     Administration, Secretary and           1997      104,167          - 0 -         29,354         - 0 -
     General Counsel

Snezana Drmanac                              1999      154,125          - 0 -         19,990         - 0 -
Vice-President of SBH                        1998      112,997          9,120(4)      12,000         - 0 -
         Biochemistry                        1997       97,280          9,120(4)      26,017         - 0 -

--------------

(1) In December 1996, Mr. Gruber purchased 48,000 shares of our common stock at $1.56 per share and 144,000 shares at $2.90 per share using the proceeds of a loan from us in the amount of $492,000. In March 1997, Mr. Gruber purchased 179,712 shares at $6.51 per share using the proceeds of a loan from us in the amount of $1,170,000. These shares vested over a period of two years ending in March 1999. Each of Mr. Gruber's loans bears interest at a rate of 3% per annum. The value representing the difference between the applicable federal rates on the dates of the loans and the 3% interest rates charged on each of the loans, is included as "Other Compensation." Mr. Gruber repaid his loans in February 2000 by delivery of approximately 15,000 shares to us.

(2) Pursuant to the terms of an employment agreement which was effective through July 31, 1998, Dr. Drmanac was entitled to annual bonuses of $13,680.

(3) Mr. Gitter was promoted to Chief Financial Officer in March of 1999. He was our Director of Finance and Controller from the time he joined us in July 1998 until his promotion. Mr. Gitter received a one-time reimbursement for relocation expenses of $7,500.

(4) Dr. Drmanac was promoted to Vice-President of SBH Biochemistry in January 1999. She was our Director of SBH Biochemistry Development prior to her promotion. Pursuant to the terms of an employment agreement which was effective through July 31, 1998, Dr. Drmanac was entitled to annual bonuses of $9,120.


As Dr. George B. Rathmann did not join us as Chairman of the Board until February 2000, compensation earned by Dr. Rathmann will be reported in next year's Proxy Statement. As an inducement to joining us as an employee, Dr. Rathmann received a one-time grant of options to purchase 1,000,000 shares of our common stock at $31.688 per share, the closing price of our stock on the day before he was appointed. One-third of these options vested on the date of grant and an additional one-third will vest on each of the two anniversaries thereafter. Dr. Rathmann is receiving grants of options to purchase 3,000 shares of our common stock per month, at the closing price on each date of grant, in lieu of cash compensation for his services as our employee.

OPTION GRANTS IN 1999

         The following table sets forth our grants of options to purchase common stock during 1999 to the Named Executive Officers:

                                                                                             POTENTIAL
                                NUMBER OF    % OF TOTAL                                 REALIZABLE VALUE AT
                               SECURITIES      OPTIONS                                     ASSUMED ANNUAL
                               UNDERLYING      GRANTED       EXERCISE                   RATES OF STOCK PRICE
                                 OPTIONS     TO EMPLOYEES    PRICE ($)     EXPIRATION     APPRECIATION FOR
            NAME               GRANTED (1)     IN 1999      (PER SHARE)       DATE       OPTION TERM (2)($)
            ----               -----------   ------------   -----------    ----------   --------------------
                                                                                           5%           10%
                                                                                        --------    --------
Lewis S. Gruber..............     37,870         5.2              3.30      8/17/09       78,566     199,087
Radoje T. Drmanac............     30,290         4.2              3.30      8/17/09       62,841     159,238
Mark E. Gitter...............     30,380         4.2               (3)        (4)         73,336     185,839
James N. Fletcher............     17,630         2.4              3.30      8/17/09       36,576      92,683
Snezana Drmanac..............     19,990         2.8              3.30      8/17/09       41,472     105,090


--------------

(1) All options were granted pursuant to the 1995 Plan and become exercisable in four equal annual installments commencing one year after the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future market performance of our common stock and the date on which the options are exercised. The amounts represented in this table may not necessarily be achieved.

(3) On February 4, 1999, an option to purchase 10,000 shares of our common stock was granted to Mr. Gitter at an exercise price of $4.938 per share. On August 18, 1999, an option to purchases 20,380 shares was granted to Mr. Gitter at an exercise price of $3.30 per share.

(4) The option granted on February 4, 1999 will expire on February 3, 2009. The option granted on August 18, 1999 will expire on August 17, 2009.


         The following table indicates whether each of the Named Executive Officers exercised any options to purchase common stock during the year ended December 31, 1999, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999.

 AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND DECEMBER 31, 1999 OPTION VALUES

                                                                   NUMBER OF
                                                              SECURITIES UNDERLYING
                                                              UNEXERCISED OPTIONS AT     VALUE OF UNEXERCISED IN-
                                                                DECEMBER 31, 1999                 THE-
                                SHARES                     ---------------------------      MONEY OPTIONS AT
                               ACQUIRED                                                  DECEMBER 31, 1999 (2)($)
                                  ON          VALUE                                     --------------------------
            NAME               EXERCISE  REALIZED (1)($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
            ----               --------  ----------------  -----------   -------------  -----------  -------------

Lewis S. Gruber.............    11,000        16,367         303,309         70,930      4,643,436      954,329
Radoje T. Drmanac...........     - 0 -         - 0 -         161,912         71,268      2,380,308      904,876
Mark E. Gitter..............     - 0 -         - 0 -           - 0 -         30,380          - 0 -      410,277
James N. Fletcher...........     - 0 -         - 0 -          32,017         43,521        364,772      528,469
Snezana Drmanac.............     - 0 -         - 0 -          88,500         46,963      1,265,860      582,224


--------------

(1) Based on the fair market value at the date of exercise minus the exercise price as determined by the Board prior to our initial public offering.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for our common stock of $17.00, the closing sale price per share of our common stock as reported by the Nasdaq National Market on December 31, 1999.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of our Board of Directors comprises Dr. Baddour, as Chairperson, and Mr. Weist. The Compensation Committee's responsibilities include recommending to the Board the compensation for our executive officers, grants of stock options to our employees, and administering our stock option and employee stock purchase plans. The Compensation Committee bases its decisions on our executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to our success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives.

         We set our executive officers' salaries in the low to mid-range compared to those with similar management positions in peer companies consisting primarily of other genomics and biotechnology companies. The level of salaries paid to our executive officers also takes into account our technological achievements during the year, its success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to our performance for the year. Particular emphasis is placed on the individual officer's level of responsibility for and role in meeting our strategic, technological and financial objectives. Because of our stage of development, the Compensation Committee has not used either the profitability or the market value of our stock as a significant factor in consideration for setting executive officer salaries.

BONUSES

         We award bonuses for accomplishments achieved during the past year. The Compensation Committee recommends to the Board the amount of the bonus, with advice from our management. The Compensation Committee makes its recommendations based upon an assessment of the individual's contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the Compensation Committee. The Compensation Committee also considers general factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well. In determining bonuses for the fiscal year ended December 31, 1999, (which are paid in April 2000 and considered as compensation for the year 2000) the Compensation Committee will consider, among other accomplishments:

         o the establishment of a 3.5 year, $60 million collaboration with American Cyanamid Company;

         o commencement of preclinical studies with our IL-Hy1 and CD39L4 product candidates;

         o identification of over 35,000 genes that contain signal peptide segments, indicating that they are capable of producing secretory proteins, or have significant homology to the coding regions of known genes;

         o  complete sequencing of more than 5,000 genes; and

         o filing of numerous patent applications on gene discoveries, apparatus and processes and the issuance of two new technology-based patents, including a patent covering methods for identifying a base in a nucleic acid sequence.


STOCK OPTIONS

         Stock options awards are intended to align the interests of executives with the interests of the stockholders in our long-term performance. The Compensation Committee developed guidelines for executive stock option awards, in consultation with our management. The guidelines are based upon:

         o analysis of long-term incentive awards based on each individual executive's position;

         o responsibilities, performance and contribution to the achievement of our long-term goals; and

         o competitive stock option data from other genomics and biotechnology companies.


In addition, the Compensation Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The 1999 compensation of Lewis S. Gruber, our Chief Executive Officer and President, took into account the above policies and specific milestones we achieved during the prior year. The Compensation Committee believes that Mr. Gruber's salary of $268,750 for 1999 (plus a bonus of $53,250 paid in April 1999 in recognition of accomplishments in 1998) was in the low to middle range compared to CEOs in peer companies consisting primarily of other genomics and biotechnology companies. Mr. Gruber also received options to purchase 37,870 shares in 1999.

                                           COMPENSATION COMMITTEE

                                           Raymond F. Baddour, Ph.D., Chairman

                                           Robert D. Weist

                               PERFORMANCE GRAPH

         The following graph compares the annual percentage change in our cumulative total stockholder return on its common stock, for the period from August 7, 1997 (the date of our initial public offering) through December 31, 1999, with the comparable return of three indexes: The Nasdaq Market Index, the Hambrect & Quist Biotechnology Index and the Nasdaq Pharmaceutical Index. We have not paid any dividends on its common stock, and no dividends are included in the representation of our performance. The graph assumes you invested $100 in our common stock and in each of the indices on August 8, 1997 (the date our stock was first publicly traded). The stock price performance on the graph below is not necessarily indicative of future price performance.


                                    [GRAPH]

                                                                  FISCAL YEAR ENDING
                                           ---------------------------------------------------------------
COMPANY/INDEX/MARKET                       9/8/97            12/31/97           12/31/98          12/31/99
                                           ------            --------           --------          --------
Hyseq Inc                                  100.00              64.71              35.29            114.28
Hambrecht & Quist Biotechnology Index      100.00              99.21             149.56            319.68
NASDAQ Market Index                        100.00              98.95             138.56            246.14
Nasdaq Pharmaceutical Index                100.00              96.87             123.23            230.27



At December 31, 1999 and March 31, 2000, the closing prices of our common stock were $17.00 and $__ per share, respectively.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of ours. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by the Commission and we are required to disclose in this Proxy Statement any failure to file by such due dates during fiscal 1999.

         To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

         In December 1993, Lewis S. Gruber, one of our directors and an executive officer, received a warrant to purchase 144,000 shares of common stock at $2.90 per share in exchange for the assignment of all right, title and interest in and to certain patent rights relating to diagnostic applications owned by him. In connection with our hiring of Mr. Gruber in June 1994, we granted him a 10-year option to purchase 345,600 shares of common stock at an exercise price of $1.56 per share. In December 1996, Mr. Gruber used the proceeds of a loan from us to exercise the warrant to purchase 144,000 shares of common stock at $2.90 per share and to exercise options to purchase 48,000 shares of common stock at an exercise price of $1.56 per share. The loan, in the principal amount of $492,000, was evidenced by a promissory note dated December 9, 1996, that bore interest at 3% per annum and was due on December 8, 2001. The loan was secured by, and with recourse only to, 118,080 shares of Mr. Gruber's common stock. In March 1997, Mr. Gruber purchased 179,712 shares at $6.51 per share using the proceeds of an additional $1,170,000 loan, as evidenced by a promissory note dated March 12, 1997, on the same terms as his prior loan. As a condition of the purchase, Mr. Gruber did not receive any options under the 1995 Plan during 1997. In February 2000, Mr. Gruber repaid both notes and accrued interest totaling $1,181,208. The notes were repaid by surrendering to us approximately 15,000 shares of common stock.

         Mr. Gruber's spouse was one of our directors from our inception to June 1994 and is a member of Sachnoff & Weaver, Ltd., a law firm which has served as our general corporate counsel since June 1996. Sachnoff & Weaver, Ltd. and certain members and related persons in addition to Mr. Gruber's spouse are stockholders. In January 1997, Sachnoff & Weaver, Ltd. purchased 76,800 shares of common stock at $6.51 per share. Sachnoff & Weaver, Ltd. paid $102,415 in cash and delivered a promissory note to us for the balance in the amount of $397,585 secured by 61,069 shares of common stock. The note bore interest at 8.25% per annum and was paid in full during 1998. We incurred legal fees and costs to Sachnoff & Weaver, Ltd. of approximately $441,000 in 1999.

                  MATTERS TO BE CONSIDERED BY THE STOCKHOLDERS

ITEM 1.     ELECTION OF CLASS I DIRECTORS

         We have three classes of directors that serve staggered, three-year terms. There are currently two Class I directors, three Class II directors and three Class III directors. The Board of Directors has nominated the current Class I directors, Mr. Robert D. Weist and Mr. Lewis S. Gruber, for re-election. There are no other nominees for Class I director. Each Class I director elected at the annual meeting will serve a three-year term ending on the date of the annual meeting in 2003 or until a successor is duly elected or appointed.

         You may vote for either or both of the nominees for Class I director, or you may withhold your votes for either or both of them, by completing, signing and returning the enclosed proxy card or by attending the meeting. IF YOU SIGN AND RETURN THE PROXY CARD BUT NEGLECT TO COMPLETE THE "VOTE FOR/WITHHOLD AUTHORITY" SECTION, THE PROXIES WILL VOTE YOUR SHARES FOR EACH OF THE NOMINEES. Both of the nominees have agreed to serve as a director if elected; however, if either nominee is unable or unwilling to accept nomination or election, the proxies will then vote your shares for such other person or persons as the Board recommends.

         Our By-Laws require the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and eligible to vote at the meeting, provided that a quorum exists, to elect directors.

         RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors recommends that you vote for both Mr. Weist and Mr. Gruber.

ITEM 2. APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

         On February 1, 2000, our Board of Directors approved an amendment to our Amended and Restated Articles of Incorporation, as amended, which increases the number of authorized shares of common stock, $.001 par value per share, from 50,000,000 to 100,000,000, primarily in contemplation of as yet undetermined future public and private offerings of our securities. Our Articles of Incorporation currently authorize 50,000,000 shares of common stock and 8,000,000 shares of preferred stock. Of the 50,000,000 authorized shares of common stock, approximately [13,219,641] were issued and outstanding as of March 31, 2000. Approximately [_________] additional shares are reserved for issuance upon the exercise of warrants and options. No change is proposed for the number of authorized shares of preferred stock.

         You may vote for approval of the amendment, vote against approval, or abstain from voting altogether by completing, signing and returning the enclosed proxy card or by attending the meeting. IF YOU SIGN AND RETURN THE PROXY CARD BUT NEGLECT TO COMPLETE THE "FOR/AGAINST/ABSTAIN" SECTION, THE PROXIES WILL VOTE YOUR SHARES FOR APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.

         Approval of the amendment requires the affirmative vote of a majority of the stockholders eligible to vote at the meeting, whether present at the meeting or not. A copy of the proposed amendment is attached as Exhibit A and is incorporated into this Proxy Statement by this reference.

         RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors recommends that you vote for approval of the amendment to our Amended and Restated Articles of Incorporation, which increases the number of authorized shares of common stock from 50,000,000 to 100,000,000.

ITEM 3.     APPROVAL OF AMENDMENT TO OUR NON-EMPLOYEE DIRECTOR STOCK OPTION
            PLAN

         On March 20, 2000, our Board of Directors approved Amendment No. 3 to our Non-Employee Director Stock Option Plan, as amended. If you approve Amendment No. 3, it will apply to all grants of options under this Plan beginning on May 23, 2000. The amendment will not effect any options granted before May 23, 2000. Amendment No. 3 will change the number of shares issuable upon exercise of initial and annual grants of options. The number of shares will change from a fixed number to a number equal to the lesser of (i) 10,000 shares or (ii) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant. The amendment also will delay the vesting date for the initial grant of an option to anew director so that 50% vest one year after the grant date and the other 50% vests two years after the grant date. Additionally, the first annual grant of options to a new director will vest on the first anniversary of the date on which that director joined the Board, with subsequent grants of annual options vesting on the date of grant as they do under the existing Plan. All other provisions of this Plan will remain in full force and effect. Presently, Mr. Weist, Dr. Baddour, Ms. Marshall, Mr. McCarter and Dr. Schweizer qualify to participate in the Non-Employee Director Stock Option Plan.

         The following is a description of the material features of the Non-Employee Director Stock Option Plan and Amendment No. 3. Amendment No. 3 requires your approval to be adopted.

OPERATION OF THE PLAN WITHOUT AMENDMENT NO. 3

         Under the current Non-Employee Director Stock Option Plan, directors who are not employees automatically receive options to purchase 23,040 shares upon their initial election to the Board and at each annual meeting of the stockholders thereafter. Options to purchase 11,520 of these shares are exercisable immediately, with the balance becoming exercisable in two equal allotments on the first and second anniversaries of joining our Board. All non-employee directors also automatically receive options to purchase up to 5,760 shares each year (such that the amount received under the Plan, when added to all prior options granted to a director that become exercisable in that year, total 5,760) on the date of the annual meeting of the stockholders. These options are exercisable immediately. All options are granted at the fair market value of our common stock on the date of grant.

         At our 1998 annual meeting, the stockholders approved Amendment No. 1 and Amendment No. 2 to the Non-Employee Director Stock Option Plan. Amendment No. 1 added alternative exercise price payment methods, removed certain restrictions on the exercise of options after a director ceases to be a director, and added a definition of the term "cause" as used in the Plan. Amendment No. 2 added a provision that accelerates the vesting of options granted under the Plan upon a change of control.

         Under the Non-Employee Director Stock Option Plan, a maximum of 138,240 shares of our common stock can be issued. Options to purchase 93,120 shares of common stock are issued and outstanding under the Plan, leaving 45,120 shares available for future option grants. The next automatic option grants under the Plan, or under proposed Amendment No. 3 if approved, will be made at the close of business on May 23, 2000. Under the Plan and Amendment No. 3, the options will be granted at the fair market value of our common stock on the date of grant.

OPERATION OF THE PLAN WITH AMENDMENT NO. 3

         If the Plan is amended as proposed, directors who are not our employees will continue to receive an automatic initial grant of options when they join our Board, and thereafter, receive annual grants at the close of business on the day of our annual meetings of stockholders. However, under the amended Plan, the number of shares that can be purchased upon exercise of the options will be equal to the lesser of (i) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant; or
(ii) 10,000 shares. Amendment No. 3 also will revise the vesting date for initial options that are granted when a new director joins our Board. As proposed, 50% of a new director's options will vest one year after the grant date and the other 50% will vest two years after the grant date. Additionally, a new director's first annual grant of options will vest on the first anniversary of the date on which he or she joins our Board. All other provisions of the Non-Employee Director Stock Option Plan will remain in full force and effect.

REASONS FOR THE AMENDMENT

         We believe that our Non-Employee Director Stock Option Plan, as operated under Amendment No. 3 allows us to ensure that our directors are fairly rewarded for their services while providing us with an absolute measure ($200,000) of the initial value of the options we are granting them. Our Board believes the proposed vesting change will provide more incentive for new directors to take an active role in fulfilling their duties. There is currently one Class I director vacancy, which, when filled, would automatically result in a grant of options to purchase 23,040 shares under the existing Plan. Additionally, our five current non-employee directors, will each be granted options to purchase 5,760 shares per year, for a yearly aggregate of up to 28,800 shares under the existing Plan. By comparison, under Amendment No. 3, if the fair market value for our shares on May 23, 2000 is $__ (the closing price for our shares on the record date), options to purchase __ shares would issue to each director. The dollar value of options granted under Amendment No. 3 would be $200,000 per director whereas the dollar value of options granted under the existing Plan would be $____ (5,760 multiplied by $___).

         Amendment No. 3 also limits grants of initial and annual options to a maximum of 10,000 shares per grant to offset against a fall in our stock price. With this limit on initial and annual grants, the initial option grant to a new director decreases under Amendment No. 3 from a fixed number of 23,040 shares to a maximum of 10,000 shares. Annual grants to all directors also decrease to less than 5,760 shares per director under the Amendment No. 3 formula unless the price at which our shares trade decreases to less than $34.72 per share. A total of 45,120 shares remain available for issuance under the Plan. The Board determined not to recommend an increase in the number of shares authorized under the Plan this year based on the current fair market value of our common stock.

         We believe that the inherent value created by granting options under the Non-Employee Director Plan has and will continue to be a successful means of attracting, retaining and motivating highly qualified individuals for our Board of Directors.

         As of March 31, 2000, the market value of the 138,240 shares issued or available for issuance under the Non-Employee Director Stock Option Plan was $___________. No options may be granted under the Plan after October 23, 2005.

MISCELLANEOUS PROVISIONS

         The Non-Employee Director Stock Option Plan is administered by the Compensation Committee, which presently comprises Dr. Baddour and Mr. Weist. The Compensation Committee has full authority to interpret and administer the Plan, and to correct any defect or omission or reconcile any inconsistency in the Plan, and its decisions are conclusive and binding upon us and all other persons.

         If a participant ceases to be a director by reason of disability, the participant's right to exercise any unexercised options granted under the Non-Employee Director Stock Option Plan shall be subject to the condition that, until those options are exercised, the participant (i) shall not be engaged as an advisor, principal, agent, partner, officer, director or employee in any business or activity which is competitive with our business, and (ii) shall be reasonably available to us for consultation. If a participant fails to comply with these conditions, he will forfeit all rights as to any unexercised options.

         Although our Board of Directors may amend or terminate the Non-Employee Director Stock Option Plan at any time, no amendment may, without stockholder approval, materially increase the number of shares of common stock issuable under the Plan, materially modify the requirements as to eligibility for participation, materially increase the benefits accruing to participants under the Plan or extend the termination date of the Plan. The Compensation Committee may amend or modify any outstanding options in any manner consistent with the Compensation Committee's authority under the Plan. No such amendment or modification may impair the rights of a participant under the option without that participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to the grant and exercise of awards under the Non-Employee Director Stock Option Plan and with respect to the sale of common stock acquired under the Non-Employee Director Stock Option
Plan:

         Tax Consequences to a Participant. A participant will not recognize ordinary income upon the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant generally will recognize ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the common stock on the exercise date. With respect to any common stock acquired upon the exercise of a non-statutory option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling common stock acquired upon the exercise of a non-statutory option, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the common stock over the participant's tax basis in that common stock. The capital gain or loss will be long-term, midterm or short-term gain or loss, depending upon the holding period of the shares.

         Tax Consequences to Us. We generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant, provided that we include and report those amounts on a timely filed Form W-2 or Form 1099 - MISC (or similar IRS form filing).

         You may vote for approval of the Amendment No. 3, vote against approval, or abstain from voting altogether by completing, signing and returning the enclosed proxy card or by attending the meeting. IF YOU SIGN AND RETURN THE PROXY CARD BUT NEGLECT TO COMPLETE THE "FOR/AGAINST/ABSTAIN" SECTION, THE PROXIES WILL VOTE YOUR SHARES FOR APPROVAL OF THE AMENDMENT NO. 3 TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

         Approval of the amendment requires the affirmative vote of a majority of the votes cast by the stockholders present, in person or by proxy, and eligible to vote at the meeting, a quorum being present. A copy of the proposed amendment is attached as Exhibit B and is incorporated into this proxy statement by this reference.

         RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors recommends that you vote for approval of Amendment No. 3 to the Non-Employee Director Stock Option Plan.


ITEM 4.     APPROVAL OF AMENDMENT TO HYSEQ, INC. EMPLOYEE STOCK PURCHASE PLAN

         On February 1, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to our Employee Stock Purchase Plan, which increases the aggregate number of shares of common stock available for purchase under the Plan from 50,000 to 250,000. All other provisions of the Plan remain in full force and effect. The following is a description of the material features of the Plan:

GENERAL INFORMATION

         At our 1998 annual meeting, our stockholders approved the Employee Stock Purchase Plan providing an opportunity for our eligible employees to purchase common stock through payroll deductions. We believe that the Plan is an effective means of aligning employees' interests, through their purchases of common stock, with the interests of stockholders. The Plan is an integral part of our over-all employee benefits package, which we rely on to help attract and retain motivated and talented employee.

REASONS FOR THE AMENDMENT

         The Employee Stock Purchase Plan currently provides that the aggregate number of shares of common stock available for purchase under the Plan is 50,000. However, 48,219 of those originally available shares of common stock have already been purchased through the Plan, leaving only 1,781 shares available for future purchases. The Plan has been so successful that the number of shares available for purchase were depleted sooner than originally anticipated. As the number of our employees grows, we expect the demand for shares under the Plan to grow as well. Considering the growing number of employees who are expected to participate in the Plan, we expect the shares made available by the amendment, if approved by our stockholders, will meet our needs until 2003. Because the Plan is a key benefit for employees and is part of what we believe is a very competitive compensation package, which allows us to attract and retain high-quality employees, we feel strongly that the Plan should be amended so that there is a sufficient number of shares available for future purchases.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

         The purpose of the Employee Stock Purchase Plan is to enable our eligible employees and employees of our subsidiaries to acquire a proprietary interest in us by purchasing common stock through payroll deductions. If the amendment is approved, the total number of shares of our common stock that have been purchased under the Plan, plus the number of shares that will be available for purchase by employees upon the exercise of purchase rights granted under the Plan, will equal 250,000. If any purchase right granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to that grant will be added back to the number of shares available for purchase. The aggregate maximum number of shares will be subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalization, or similar changes affecting the outstanding shares of common stock. As of March 31, 2000, the market value of the 250,000 shares issued or available for issuance under the Plan was $____________.

         The Plan is administered by our Compensation Committee, which currently comprises Dr. Baddour and Mr. Weist. The Committee has full authority to construe and interpret the Plan and correct any defect or omission or reconcile any inconsistency in the Plan, and its decisions are final, conclusive and binding upon all employees and all persons claiming under or through any employee.

         All of our employees (except for those who already own 5% or more of our common stock) and, if designated by our Board of Directors, the employees of our subsidiaries, are eligible to participate in the Employee Stock Purchase Plan on the first Offering Date coincident with or next following the employee's completion of 90 days of continuous service. For purposes of the Plan, an "Offering Date" is defined as the date on which the administering committee grants an eligible employee the right to purchase shares of common stock. An eligible employee may become a participant in the Plan effective the first day of an offering period following the submission of an enrollment form that authorizes deductions from the employee's paycheck, so long as the enrollment form is submitted to the committee at least 15 days prior to the first day of the applicable offering period. If an enrollment form is submitted less than 15 days before the first day of an offering period, it shall become effective on the first day of the next succeeding offering period. A participant may elect to have deductions made from his or her pay on each payday at a whole number percentage rate of at least 1% but less than 10% of the compensation that he or she is entitled to receive. A participant may increase the rate of his payroll deductions effective as of any subsequent Offering Date by filing a new authorization form with the committee 15 or more days before the next Offering Date. A request for a decrease in payroll deductions becomes effective as soon as practicable after it is filed with the Committee.

         The common stock to be sold under the Employee Stock Purchase Plan may be shares acquired on the open market, treasury shares or shares newly issued for the purpose. The purchase price for shares of common stock to be purchased with payroll deductions is 85% (or such other amount as the committee authorizes, but in no event less than 85%) of the fair market value of the common stock on the date on which a grant of a purchase right under the Plan is made or on the date on which the common stock is purchased, whichever is less. The fair market value of the common stock on a given date shall be determined by the committee based upon the reported closing sales price of the common stock on the Nasdaq National Market on such date. If the limit on the number of shares of common stock available to be purchased under the Plan is reached, then the last purchase of common stock shall be allocated among the participants pro rata based upon the number of shares that would have been purchased under the Plan without this limitation.

         A participant may elect to withdraw his shares or any cash credited to his account at any time. All of the cash deposits returned to the participant will be paid to him promptly after receipt of the notice of the withdrawal, without interest. Shares of common stock to be delivered to the participant will be registered in his name, or if the participant directs in writing to the committee, in the name of the participant and the person designated by the participant, and will be delivered to the participant as soon as practicable after the request for withdrawal. If the participant wishes to sell shares of the common stock in his account, he may request that the Compensation Committee sell the shares on his behalf, in which event all commission costs incurred in connection with the sale of the shares of common stock will be paid by the participant.

         If a participant terminates his employment or otherwise becomes ineligible to participate in the Employee Stock Purchase Plan, any unused payroll deductions will be returned to him without interest. A participant may terminate payroll deductions at any time by giving written notice to the committee. A participant must wait six months from the date his withdrawal from the Plan before he may reenter the Plan. An employee must be employed by us or one of our affiliates on the date that the common stock is purchased in order to participate in the purchase for that offering period.

         An employee will not be granted a purchase right under the Employee Stock Purchase Plan if he owns, immediately after the grant of the purchase right, 5% or more of the voting power or value of all classes of our stock or that of any of our affiliates, or if purchase rights under the Plan or any other plans qualified under Section 423 of the Internal Revenue Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.

         Our Board of Directors may amend or terminate the Employee Stock Purchase Plan at any time, provided that no amendment shall, without stockholder approval, increase the number of shares of common stock available for purchase under the Plan (except upon stock splits and dividends, combinations and similar events), change the class of affiliates whose employees are eligible to participate in the Plan, or otherwise effect a change inconsistent with Code Section 423.

         You may vote for approval of the amendment, vote against approval, or abstain from voting altogether by completing, signing and returning the enclosed proxy card or by attending the meeting. IF YOU SIGN AND RETURN THE PROXY CARD BUT NEGLECT TO COMPLETE THE "FOR/AGAINST/ABSTAIN" SECTION, THE PROXIES WILL VOTE YOUR SHARES FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

         Approval of the amendment requires the affirmative vote of a majority of the votes cast by the stockholders present, in person or by proxy, and eligible to vote at the meeting, a quorum being present. A copy of the proposed amendment is attached as Exhibit C and is incorporated into this proxy statement by this reference.

RECOMMENDATION OF THE BOARD OF DIRECTORS: The Board of Directors recommends that you vote for approval of the amendment to the Employee Stock Purchase Plan, which increases the number of shares issuable under the Plan from 50,000 to 250,000.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, we do not know of any other business to be considered at the meeting. However, if any additional matters are properly presented at the meeting, the persons named in the proxy, or their substitutes, will vote your shares in accordance with their judgment on such matters.

                              GENERAL INFORMATION

         As of March 31, 2000, there were ___________ shares of common stock outstanding and entitled to vote at the meeting. There were options to purchase ___________ shares of common stock at varying exercise prices between [$.78 AND $14.25] and warrants to purchase an additional [520,184] shares of common stock outstanding at varying exercise prices between [$3.42 AND $5.21] per share (the weighted average exercise price was [$4.03] per share for options, [$4.11] per share for warrants and [$4.05] per share overall).

                             STOCKHOLDER PROPOSALS

         We did not receive any stockholder proposals for inclusion in this year's proxy statement. If you wish to present a proposal to be included in next year's proxy statement, and assuming that next year's annual meeting will be held on May 15, 2001, your must submit your proposal in writing and we must receive it between February 15, 2001, and March 16, 2001.

         Whether or not you plan to attend the annual meeting, we urge you to fill out, sign, date and return the proxy at your earliest convenience.

                                        By order of the Board of Directors:
                                        James N. Fletcher
                                        Secretary
April 10, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  HYSEQ, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints George B. Rathmann and Lewis S. Gruber as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Hyseq, Inc., a Nevada corporation standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on May 23, 2000, at 9:00 a.m. Pacific Daylight Time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SELECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

[ ]   I PLAN TO ATTEND THE MEETING

ITEM 1:  Election of Class I Directors
         Nominees:         Robert D. Weist                  Lewis S. Gruber

         (To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)

         VOTE FOR [ ]                               WITHHOLD AUTHORITY [ ]
         all nominees listed                           to vote for all nominees
         (except as marked to the contrary)

ITEM 2: Approval of an amendment to the Hyseq, Inc. Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock

         FOR [ ]                 AGAINST [ ]              ABSTAIN [ ]

ITEM 3: Approval of an amendment to the Hyseq, Inc. Non-Employee Director Stock Option Plan

         FOR [ ]                 AGAINST [ ]              ABSTAIN [ ]

ITEM 4: Approval of an amendment to the Hyseq, Inc. Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the Plan

         FOR [ ]                 AGAINST [ ]              ABSTAIN [ ]

ITEM 5: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof

         FOR [ ]                 AGAINST [ ]              ABSTAIN [ ]

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU HAVE ANY QUESTIONS, CALL JAMES N. FLETCHER AT 408-524-8100.


            --------------------------------------------------------------------
            Number of Shares


            --------------------------------------------------------------------
            Signature of Stockholder                             Date


            --------------------------------------------------------------------
            Signature of Stockholder                             Date


            Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.